Exhibit 23.1
[BDO LETTERHEAD]
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Telefaith Holdings Limited
22nd Floor
Sino Favour Centre
No. 1 On Yip Street
Chaiwan
Hong Kong
We hereby consent to the use in Form 8-K/A of Sun New Media Inc. dated August 8, 2006 of our report dated July 14, 2006, relating to the consolidated financial statements of Telefaith Holdings Limited, which is contained in that Form 8-K/A.
/s/ BDO McCabe Lo Limited
BDO McCabe Lo Limited
Hong Kong, August 8, 2006